As filed with the Securities and Exchange Commission on April 27, 2021

Registration No. 333-172824

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 9

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLARWINDOW TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	59-3509694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

430 Park Avenue, Suite 702

New York, NY 10022

(Address of Principal Executive Offices) (zip code)

2006 Incentive Stock Option Plan

(Full title of the plan)

Corporate Creations Network, Inc. 3260 N. Hayden Road, #210 Scottsdale, Arizona 85251	(800) 213-0689
(Name and address of agent for service)	(Telephone number, including area code, of agent for service)

Copy to:

Joseph Sierchio, Esq.

Sierchio Law, LLP

430 Park Avenue, Suite 702

New York, New York 10022

Telephone: (212) 246-3030

Facsimile: (212) 300-6356

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Post-Effective Amendment No. 9 to the Registration Statement on Form S-8 File No. 333-172824 is being filed to update certain financial and shareholder information contained in the Registrant’s previously filed Registration Statement on Form S-8. This Registration Statement includes a reoffer prospectus in Part I (the “reoffer prospectus”), which has been prepared in accordance with General Instruction C of Form S-8 and the requirements of Part I of Form S-3, and may be used for reoffers of shares of common stock (acquired or to be acquired pursuant to awards granted under the Registrant’s 2006 Incentive Stock Option Plan (the “2006 Plan”)) that are defined as “control securities” or “restricted securities” under General Instruction C of Form S-8.

The names of persons selling shares under the reoffer prospectus and the amount of such shares are set forth below under the caption “Selling Stockholders” to the extent Registrant presently has such information; however, other affiliate selling stockholders may elect to sell shares under the reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, Registrant will supplement the reoffer prospectus with that information. In addition, as permitted by General Instruction C of Form S-8, certain non-affiliates holding less than the lesser of 1,000 shares or 1% of Registrant’s common stock issuable under the 2006 Plan may resell restricted securities issued under the 2006 Plan up to that amount under the reoffer prospectus without being named therein. Any securities covered by the reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the reoffer prospectus.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Part I will be sent or given to participants in the 2006 Plan as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the United States Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

SolarWindow Technologies, Inc.

430 Park Avenue, Suite 702

New York, NY 10022

Attention: Investor Relations

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REOFFER PROSPECTUS

4,502,020 SHARES

SOLARWINDOW TECHNOLOGIES, INC. COMMON STOCK

This reoffer prospectus relates to the sale of up to 4,502,020 shares of our common stock, par value $0.001 per share, that may be offered and resold from time to time by existing stockholders identified in this reoffer prospectus (the “Selling Stockholders”) for his own account issuable, or issued, pursuant to the Company’s 2006 Incentive Stock Option Plan (the “2006 Plan”). However, other affiliated selling stockholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information.

The shares included in this reoffer prospectus consist of 4,003,400 shares of our common stock issuable or issued to the Selling Stockholders upon exercise of options granted to the Selling Stockholders pursuant to the 2006 Plan that have vested prior to the date of this reoffer prospectus and 498,620 shares of our common stock issued to the Selling Stockholders pursuant to the 2006 Plan. It is anticipated that the Selling Stockholders will offer common stock for sale, from time to time, at prevailing prices on the OTC Markets Group Inc.’s OTC Pink-Current Information tier (the “OTCPINK”) on the date of sale or as otherwise permitted by this prospectus. We will receive no part of the proceeds from sales, if any, made pursuant to this reoffer prospectus. We may however receive proceeds from the exercise, for cash, of any of the options pursuant to which the shares may be issued.

The 2006 Plan authorizes the issuance of up to 15,000,000 shares of our common stock to our officers, directors, employees and consultants. This reoffer prospectus has been prepared for the purposes of registering the common stock under the Securities Act of 1933, as amended (the “Securities Act”), to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred in connection with the registration and offering of the shares will be borne by us. Our common stock is quoted on OTCPINK under the symbol “WNDW.” The closing sale price for our common stock on April 26, 2021, was $13.50 per share.

Investing in our shares involves risk. See the risk factors set forth under the caption “Risk Factors” in our Form 10-K for the fiscal year ended August 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2020 (the “2020 Form-10-K”), along with the other documents incorporated into this reoffer prospectus by reference.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is April 27, 2021

ABOUT THIS PROSPECTUS

All references in this prospectus to “we,” “us,” “our,” “Company,” “our Company” and “SolarWindow” refer to SolarWindow Technologies, Inc. and its consolidated subsidiaries.

Neither we nor the Selling Stockholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Trademarks

This prospectus contains references to our trademarks, trade names and service marks, which are protected under applicable intellectual property laws and are our property. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, or some of the information incorporated herein by reference, contains statements that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus and any accompanying prospectus supplement and in any document incorporated by reference in this prospectus may include, for example, statements about:

These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described in the applicable prospectus supplement or in any document incorporated by reference herein or therein. These factors include, among others:

•	our ability to obtain financing on acceptable terms or in amounts sufficient to permit us to execute on our business plan;

•	our ability to continue to successfully develop our existing and new technologies; our ability to compete successfully;

•	our ability to continue to develop, protect and promote our proprietary technologies;

•	our ability to successfully defend our proprietary technology against third parties;

•	our ability to comply with the additional laws and regulations that apply to us;

•	our ability to generate revenues from our operations and we may have to cease doing business;

•	our ability to enhance and maintain our reputation and brand strength relative to our competitors;

•	our ability to consummate strategic transactions, including, licenses, joint ventures, development partnerships, and acquisitions;

•	our ability to cost-effectively manage and grow our operations;

•	our ability to use our ability to comply with laws and regulations that apply to us;

•	future litigation against us, including infringement of intellectual property and product liability exposure; our ability to retain key employees;

•	impacts resulting from or relating to the COVID-19 pandemic and actions taken to contain it;

•	business interruptions;

•	the liquidity and trading volume of our common stock;

•	the concentration of ownership of our common stock;

•	the political, economic and other conditions affecting other countries; and,

•	the enhanced competition in the markets in which we seek operate.

You should read this prospectus, the applicable prospectus supplement, and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should not put undue reliance on any forward-looking statement.

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We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or that we do not fully control that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, forward-looking statements in this prospectus and in any document incorporated herein by reference should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that you should consider before investing in our shares. We urge you to read this entire prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and related notes and other documents incorporated by reference into this reoffer prospectus, before making an investment decision.

Our Company

We were incorporated in the State of Nevada on May 5, 1998, under the name “Octillion Corp.” On December 2, 2008, we amended our Articles of Incorporation to effect a change of name to New Energy Technologies, Inc. Effective as of March 9, 2015, we amended our Articles of Incorporation to change our name to SolarWindow Technologies, Inc.

Our executive office is located at 430 Park Avenue, Suite 702, New York, New York 10022. Our telephone number is (800) 213-0689; our email is info@solarwindow.com. Our website is www.solarwindow.com. Information contained on our web site (or any other website) does not constitute part of this prospectus.

Our operations are conducted primarily from our offices in the Republic of South Korea, located at JA-1022HO 10F, 338, Gwanggyojungang-ro, Suji-gu, Yongin-si, Gyeonggi-do, Republic of Korea (the “Korean Office”). Our staff in the Korean Office consists of four individuals, including John Rhee, President and Director of both SolarWindow Technologies, Inc. and SolarWindow Asia Co., Ltd.

Our research and development activities are conducted at the U.S. Department of Energy’s National Renewable Energy Laboratories in Golden, Colorado pursuant to a Cooperative Research and Development Agreement.

All of our other officers, employees and consultants currently work remotely.

Background

We are a pre-revenue company developing proprietary transparent electricity-generating coatings, and methods for their application to various materials (“LiquidElectricity™ Coatings”). When applied to materials such as glass and plastics, our LiquidElectricity™ Coatings generate electricity by harvesting light energy from natural sun, artificial light, and low, shaded, or reflected light conditions.

We apply ultra-thin layers of LiquidElectricity™ Coatings to rigid glass, and flexible glass and plastic surfaces where they transform otherwise ordinary surfaces into organic photovoltaic devices. When applied to otherwise ordinary glass, for example, these coatings generate electricity, producing power under natural, artificial, low, shaded, and reflected light conditions. Potential applications of our LiquidElectricity™ Coatings span multiple industries, including architectural, automotive, agrivoltaic (greenhouse agriculture), aerospace, commercial transportation and marine.

We have achieved important milestones and overcome major technical challenges in order to broaden the range of materials and products that we can coat to generate electricity. Our goals in developing electricity-generating products have included ensuring transparency and esthetics, optimizing power generation, and lowering the costs of our coating materials and their related application.

The subject of over 90 granted and in-process trademark and patent filings, our coatings and application processes and technologies can be applied to generate electricity on building facades, balcony railings, curtain walls, skylights, and shading systems, as well as automotive, truck, marine and aircraft applications, and consumer products and military uses.

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Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

THE OFFERING

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this prospectus, of up to 4,534,370 shares of common stock for sale by the Selling Stockholders for their own account, and consisting of 3,980,150 shares of our common stock issuable or issued to the Selling Stockholders upon exercise of options granted to the Selling Stockholders pursuant to the 2006 Plan that have vested prior to the date of this reoffer prospectus and 562,553 shares of our common stock issued to the Selling Stockholders pursuant to the 2006 Plan. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We would, however, receive proceeds upon the exercise of the stock options by those Selling Stockholders who receive or received options under the 2006 Plan pursuant to the Option Agreements and exercise of such options for cash. Any cash proceeds will be used by us for general corporate purposes. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-K, initially filed with the SEC on October 4, 2020 (the “Closing 8-K”), and under “Risk Factors” in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this reoffer prospectus or in any prospectus supplement hereto before making a decision to invest in our shares. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common stock issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

USE OF PROCEEDS

This reoffer prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholders. We will not receive any proceeds from the sale of the shares of common stock registered pursuant to this reoffer prospectus. To the extent that we receive any funds from the exercise of options issued to the Selling Stockholders, such funds will be used to fund the development of our technology and for working capital and general corporate purposes.

DESCRIPTION OF SECURITIES

The description of our securities contained in our Registration Statement on Form S-1 filed with the SEC on February 23, 2021 under the caption “Description of Our Securities” is incorporated herein by reference.

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SELLING STOCKHOLDERS

The Selling Stockholders named in this reoffer prospectus are offering up to 4,506,270 shares of our common stock through this reoffer prospectus, representing shares that have been issued to the Selling Stockholders, or are issuable upon exercise of options granted to the Selling Stockholders and have vested as of the date hereof, pursuant to the 2006 Plan.

The Selling Stockholders  identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders  may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares that will actually be held by the Selling Stockholders  upon termination of this offering because the Selling Stockholders  may offer some or all of their shares under the offering contemplated by this reoffer prospectus or acquire additional shares. We cannot advise you as to whether the Selling Stockholders will, in fact, sell any or all of such shares of Class A common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

The following table provides, as April 24, 2021, information regarding the beneficial ownership of our common stock held by each of the Selling Stockholders, including:

•	the number of common stock owned by each Selling Stockholder prior to this offering;
•	the total number of common stock that are to be offered by each Selling Stockholder;
•	the total number of common stock that will be owned by each Selling Stockholder upon completion of the offering; and
•	the percentage owned by each Selling Stockholder.
		Shares Beneficially Owned Prior to this Offering (1)			Shares Beneficially Owned after this Offering
				Number of Shares Being Offered

Name		#	% (2)		#	%

Jatinder S. Bhogal	(3)	2,458,000	4.42%	2,458,000	0	0
John Rhee	(4)	1,300,000	2.39%	1,300,000	0	0
John A. Conklin	(5)	247,610	*	247,610	0	0
Joseph Sierchio	(6)	249,067	*	249,067	0	0
Alastair Livesey	(7)	10,000	*	10,000	0	0
Bob Levine	(8)	20,800	*	20,800	0	0
Steve Horovitz	(9)	10,400	*	10,400	0	0
Gary Parmar	(10)	20,800	*	20,800	0	0
Briana Erickson	(11)	15,000	*	15,000	0	0
Justin Frere	(12)	26,943	*	26,943	0	0

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Patrick Sargent	(13)	37,400	*	37,400	0	0
Steve Yan-Klassen	(14)	10,000	*	10,000	0	0
Anthony Conklin	(15)	1,500	*	1,500	0	0
Paul Devers	(16)	2,000	*	2,000	0	0
Paco Bono	(16)	2,000	*	2,000	0	0
Dave Gralnik	(16)	2,000	*	2,000	0	0
Christopher Harris	(16)	2,000	*	2,000	0	0
Kelly Provence	(16)	2,000	*	2,000	0	0
Tim Widner	(16)	2,000	*	2,000	0	0
Channing Chen	(17)	1,750	*	1,750	0	0
James Whitaker	(18)	80,750	*	80,750	0	0
Total		4,502,020	7.87%	4,502,020	0	0%

__________

* less than 1%

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned After the Offering” assumes the sale of all of the common stock offered by this reoffer prospectus and no other purchases or sales of our common stock by the Selling stockholders and does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares offered will be determined from time to time by each Selling Stockholder at their sole discretion. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock and except as indicated the address of each beneficial owner is 430 Park Avenue, Suite 702, New York, NY 10022.

(2)	Applicable percentage ownership is based on 53,196,799 shares of common stock outstanding as of April 24, 2021, together with securities exercisable or convertible into shares of common stock within 60 days of April 24, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of April 24, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 90,000 shares issued to Mr. Bhogal for joining the Board of Directors and for his services as a director and consultant to the Company, and 2,368,000 shares of shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 1,282,500 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. In addition to his being a member of our Board of Directors, Mr. Bhogal serves as our Chief Executive Officer and Chairman.

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(4)	Includes 1,300,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 1,200,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Rhee serves as a member of our Board of Directors as well as our President (and President of our indirectly wholly-owned subsidiary SolarWindow Asia Ltd.

(5)	Includes 195,110 shares of common stock and 52,500 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Mr. Conklin is a former director, President and Chief Executive Officer.

(6)	Includes, 196,567 shares of common stock issued to Mr. Sierchio for his prior service as a member of our Board of Directors and 52,500 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 67,500 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. In addition to serving as a member of our Board of Directors, Sierchio Law, LLP, of which Mr. Sierchio is the principal, is our general counsel.

(7)	Includes 10,000 shares of common stock. Mr. Alastair is a former member of our Board of Directors.

(8)	Includes 20,800 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 31,200 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Levine is a member of our Board of Directors

(9)	Includes 10,400 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Mr. Horovitz is a former member of our Board of Directors.
(10)	Includes 20,800 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 31,200 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Parmar is a member of our Board of Directors

(11)	Includes 15,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(12)	Includes 6,943 shares of common stock and 20,000 shares of shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 30,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Frere currently serves as our Chief Financial Officer and Secretary.

(13)	Includes 37,400 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 3,600 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Sargent is a former employee.

(14)	Includes 10,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Mr. Yan-Klassen was our former Chief Financial Officer.

(15)	Includes 1,500 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan.

(16)	Includes 2,000 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 3,000 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(17)	Includes 1,750 shares of common stock reserved for issuance upon the exercise of vested stock options granted under the 2006 Plan. Does not include 3,250 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested.

(18)	Includes 80,750 shares of common stock reserved for issuance upon the exercise of vested stock options. Does not include 72,250 shares of common stock reserved for issuance upon exercise of stock options granted under the 2006 Plan that have not yet vested. Mr. Whitaker currently serves as our Vice President Technology Development.

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If, subsequent to the date of this reoffer prospectus, we grant any further awards to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as Selling Stockholders.

Information with respect to beneficial ownership is based upon information obtained from the Selling Stockholders. Information with respect to “Shares Beneficially Owned Prior to the Offering” includes the shares issued pursuant to our 2006 Plan. Information with respect to “Shares Beneficially Owned After the Offering” assumes the sale of all of the common stock offered by this reoffer prospectus and no other purchases or sales of our common stock by the Selling Stockholders. Except as described below and to our knowledge, the named Selling Stockholders beneficially own and has sole voting and investment power over all shares or rights to these shares.

Because the Selling Stockholders may offer all or part of the common stock currently owned, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of shares that will be held upon termination of this offering.

Listing of Common Stock

Currently our common stock is not listed for trading on a national exchange. Our stock is quoted for trading on the OTC Markets Group, Inc.’s Pink Sheets-Current Information under the symbol “WNDW” and is currently penny stock exempt.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

The Company’s Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director or executive officer. The Company has obtained an insurance policy that insures its directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

PLAN OF DISTRIBUTION

Timing of Sales

Under our 2006 Plan, we are authorized to issue up to 15,000,000 shares of our common stock.

Subject to the foregoing, the Selling Stockholders may offer and sell the shares covered by this reoffer prospectus at various times. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Offering Price

The sales price offered by the Selling Stockholders to the public may be:

•	the market price prevailing at the time of sale;
•	a price related to such prevailing market price; or
•	such other price as the Selling Stockholders may, in their discretion, determine from time to time.

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Manner of Sale

To the extent permissible, the common stock may be sold by means of one or more of the following methods (or such other methods as may be permitted by applicable law):

•	a block trade in which the broker-dealer so engaged will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this reoffer prospectus;
•	ordinary brokerage transactions in which the broker solicits purchasers;
•	through options, swaps or derivatives;
•	in transactions to cover short sales;
•	privately negotiated transactions; or
•	in a combination of any of the above methods

The Selling Stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their common stock. Brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

If the Selling Stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the sale of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our shares and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

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Once sold under the registration statement of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

Sales Pursuant to Rule 144

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Accordingly, during such times as a Selling Stockholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, the selling stockholder must comply with applicable law and, among other things:

•	may not engage in any stabilization activities in connection with our common stock;
•	may not cover short sales by purchasing shares while the distribution is taking place; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this reoffer prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless the stock have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock. These expenses are estimated to include, but not limited to, legal, accounting, EDGARization and filing fees, printing and mailing fees. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

LEGAL MATTERS

The validity of the shares offered by this reoffer prospectus has been passed upon by Sierchio Law, LLP. Mr. Joseph Sierchio, principal of the firm and a named Selling Stockholder, is the beneficial owner of 249,067 shares of our common stock which includes vested options to purchase 52,500 shares of our common stock.

EXPERTS

Our consolidated financial statements for the fiscal year ended August 31, 2020,  have been audited by PKF O’Connor Davies, LLP, our independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Our consolidated financial statements for the fiscal year ended August 31, 2019,  have been audited by Marcum LLP, our former independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this reoffer prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this reoffer prospectus.

The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition. The following documents are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the years ended August 31, 2020 and 2019, filed with the SEC on November 8, 2020;
•	Our quarterly report on Form 10-Q for the three months ended November 30, 2020, filed with the SEC on January 8, 2021;
•	Our quarterly report on Form 10-Q for the three months ended February 28, 2021, filed with the SEC on April 2, 2021;
•	Our Form 8-K filed with the SEC on November 25, 2020
•	Our Form 8-K filed with the SEC on March 1, 2021; and
•	The description of our securities contained in our Pos-effective Amendment to our Registration Statement on Form S-1 filed with the SEC on February 23, 2021.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this reoffer prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this reoffer prospectus.

For purposes of this reoffer prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a reoffer prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this reoffer prospectus but not delivered with this reoffer prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

SolarWindow Technologies, Inc.

430 Park Avenue

Suite 702

New York, New York 10022

(800) 213-0689

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

This reoffer prospectus is part of a registration statement on Form S-8 that we filed with the SEC. Certain information in the registration statement has been omitted from this reoffer prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports and other information with the SEC. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.solarwindow.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this reoffer prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This reoffer prospectus does not constitute an offer to buy any security other than the securities offered by this reoffer prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this reoffer prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators. Our bylaws require us to indemnify our directors to the fullest extent permitted under Nevada law or any other applicable law in effect.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

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REOFFER PROSPECTUS

4,502,020 SHARES

SOLARWINDOW TECHNOLOGIES, INC. COMMON STOCK

APRIL 27, 2021

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this reoffer prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this reoffer prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about us and our common stock, please read the documents incorporated by reference below.

The following documents filed by us with the SEC are incorporated by reference in this registration statement:

•	Our Annual Report on Form 10-K for the years ended August 31, 2020 and 2019, filed with the SEC on November 8, 2020;
•	Our quarterly report on Form 10-Q for the three months ended November 30, 2020, filed with the SEC on January 8, 2021;
•	Our quarterly report on Form 10-Q for the three months ended February 28, 2021, filed with the SEC on April 2, 2021;
•	Our Form 8-K filed with the SEC on November 25, 2020
•	Our Form 8-K filed with the SEC on March 1, 2021; and
•	The description of our securities contained in our Pos-effective Amendment to our Registration Statement on Form S-1 filed with the SEC on February 23, 2021.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of this offering of common stock shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the address or telephone number listed in Part I.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the common stock offered by this reoffer prospectus has been passed upon by Sierchio Law, LLP. Mr. Joseph Sierchio, principal of the firm and a named Selling Stockholder. Mr. Sierchio is the beneficial owner of 249,067 shares of our common stock which includes vested options to purchase 52,500 shares of our common stock all of which have been registered pursuant to the reoffer prospectus and included as part of this registration statement.

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Item 6. Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent “who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation” due to his or her corporate role. Section 78.7502(1) extends this protection “against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.”

Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were in or not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified “against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Unless ordered by a court or advanced pursuant to Section 78.751(2), Section 78.751(1) of the NRS limits indemnification under Section 78.7502 to situations in which either (1) the stockholders, (2) the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

Section 78.751(2) authorizes a corporation’s articles of incorporation, bylaws or agreement to provide that directors’ and officers’ expenses incurred in defending a civil or criminal action must be paid by the corporation as incurred, rather than upon final disposition of the action, upon receipt by the director or officer to repay the amount if a court ultimately determines that he is not entitled to indemnification.

Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

Our Bylaws also contain broad indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities Exchange Commission, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee, or other agent.

Item 7. Exemption from Registration Claimed.

The shares of common stock which may be sold pursuant to the reoffer prospectus for the respective accounts of the Selling Stockholders issued to the Selling Stockholders under the 2006 Plan were issued by the Company in reliance upon the available exemptions from the registration requirements of the Securities Act, including those contained in Rule 701 promulgated under Section 3(b), which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans.

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Item 8. Exhibits.

Exhibit No.	Description of Exhibit

3.1	Articles of Incorporation, as amended.(1)

3.2	Certificate of Amendment to the Articles of Incorporation changing name to SolarWindow Technologies, Inc.(2)

3.3	Certificate of Amendment to the Articles of Incorporation increasing the authorized shares from 100,000,000 to 300,000,000.(3)

3.4	Certificate of Change to the Articles of Incorporation relating to the one-for-three reverse stock split.(3)

3.5	Bylaws.(1)

3.6	Amended and Restated Articles dated May 31, 2019 (5)

3.7	Amended and Restated Bylaws (5)

5.1	Opinion of Sierchio Law, LLP regarding the legality of the securities being registered.*

23.1	Consent of PKF O’Connor Davies, LLP

23.2	Consent of Marcum, LLP

23.3	Consent of Sierchio Law, LLP included in Exhibit 5.1

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	2006 Incentive Stock Option Plan.(4)

___________

(1)	Incorporated by reference to the exhibits filed as part of the report on Form 10-Q filed by Registrant on April 16, 2010.

(2)	Incorporated by reference to the Form 8-K filed by Registrant on March 4, 2015.

(3)	Incorporated by reference to the Form 8-K filed by Registrant on March 21, 2011.

(4)	Incorporated by reference to the Form S-8 filed by Registrant on March 15, 2011.

(5)	Incorporated by reference to Form 10-K filed on November 18, 2019.

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Item 9. Undertakings

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(a) and (a)(1)(b) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 9 to its Registration No. 333-172824 (“Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on April 27, 2021.

SOLARWINDOW TECHNOLOGIES, INC.

By:	/s/ Jatinder S. Bhogal
Name:	Jatinder S. Bhogal
Title:	Chief Executive Officer and Chairman (Principal Executive Officer)

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jatinder S. Bhogal and John Rhee, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Dated: April 27, 2021	By:	/s/ Jatinder S. Bhogal
	Name:	Jatinder S Bhogal
	Title:	Chief Executive Officer and Chairman
(Principal Executive Officer)

	By:	/s/ Justin Frere, CPA
	Name:	Justin Frere, CPA
	Title:	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

	By:	/s/ John Rhee
	Name:	John Rhee
	Title:	President and Director

Dated: April 27, 2021	By:	/s/ Bob Levine
	Name:	Bob Levine
	Title:	Director

Dated: April 27, 2021	By:	/s/ Gary Parmar, CPA, CA, ICD.D
	Name:	Gary Parmar, CPA, CA, ICD.D
	Title:	Director

Dated: April 27, 2021	By:	/s/ Joseph Sierchio
	Name:	Joseph Sierchio
	Title:	Director

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